Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Smartsheet Inc. of our report dated March 26, 2018 relating to the financial statements, which appears in Smartsheet Inc.’s Amendment No. 2 to the Registration Statement on Form S‑1 (No. 333-223914).

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
April 27, 2018